The Northwestern Mutual Life Insurance Company agrees to pay the benefits provided in this policy

(the “Policy”), subject to its terms and conditions.

Signed at Milwaukee, Wisconsin on the Date of Issue.

Chief Executive Officer	Secretary

FLEXIBLE PREMIUM VARIABLE ADJUSTABLE LIFE INSURANCE POLICY

Participating

Insurance payable at death of Insured.

Flexible premiums.

Benefits reflect investment results.

Variable benefits described in Sections 1, 3, 6, 7 and 8.

THE AMOUNT OF THE DEATH BENEFIT, THE DURATION OF THE COVERAGE AND ALL VALUES THAT ARE BASED ON THE SEPARATE ACCOUNT ASSETS WILL INCREASE OR DECREASE WITH INVESTMENT EXPERIENCE. THERE IS NO GUARANTEED MINIMUM DEATH BENEFIT, EXCEPT AS PROVIDED BY THE DEATH BENEFIT GUARANTEE DESCRIBED IN SECTION 3.5 IF ELECTED AT ISSUE. THERE IS NO GUARANTEED MINIMUM CASH SURRENDER VALUE.

Right To Return Policy.    Please read this Policy carefully.    The Policy may be returned by the Owner for any reason within ten days after it was received. The Policy may be returned to the Northwestern Mutual agent who sold it to you or to the Company at 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202 (“Home Office”), 414-271-1444. If returned, the Policy will be considered void from the beginning. The Company will refund the sum of (a) the Invested Assets on the date the returned Policy is received at the Home Office plus (b) any Premium Expense Charge, Monthly Policy Charge and Service Charges deducted under this Policy.

ICC12.TT.EVUL.(0513)

Insured	{John J. Doe}	Issue Age and Sex	{35} {Male}

Policy Date	{May 1, 2013}	Policy Number	{00 000 000}

Plan	Northwestern Mutual
	Executive Variable Universal Life	Specified Amount	${350,000.00}

ICC12.TT.EVUL.(0513)

This Policy is a legal contract between the Owner and

The Northwestern Mutual Life Insurance Company.

Read your Policy carefully.

TABLE OF CONTENTS

POLICY SCHEDULE PAGES

SECTION 1. THE CONTRACT

• Section 1.1 Life Insurance Benefit
• Section 1.2 Entire Contract; Changes
• Section 1.3 Incontestability
• Section 1.4 Suicide
• Section 1.5 Policy Date, Date of Issue and Attained Age
• Section 1.6 Misstatement
• Section 1.7 Payments by the Company
• Section 1.8 Insurability Requirements
• Section 1.9 Reports to Owner
• Section 1.10 Processing Requirements
• Section 1.11 Conformity with Interstate Insurance Product Regulation Commission Standards

SECTION 2. OWNERSHIP

• Section 2.1 The Owner
• Section 2.2 Transfer of Ownership
• Section 2.3 Naming and Changing a Successor Owner
• Section 2.4 Collateral Assignment

SECTION 3. DEATH BENEFIT

• Section 3.1 Death Benefit
• Section 3.2 Death Benefit Options
• Section 3.3 Death Benefit Option Changes
• Section 3.4 Changes in Specified Amount
• Section 3.5 Death Benefit Guarantee

SECTION 4. PREMIUMS, TRANSFERS AND REINSTATEMENT

• Section 4.1 Premium Payment
• Section 4.2 Net Premium
• Section 4.3 Allocation of Net Premiums and Subsequent Transfers
• Section 4.4 Premium Limitations
• Section 4.5 Grace Period
• Section 4.6 Reinstatement

SECTION 5. DIVIDENDS

• Section 5.1 Annual Dividends
• Section 5.2 Use of Dividends
• Section 5.3 Dividend at Death

SECTION 6. THE SEPARATE ACCOUNT

• Section 6.1 The Separate Account
• Section 6.2 The Account Divisions
• Section 6.3 Funds and Portfolios
• Section 6.4 Valuation Date and Valuation Period

ICC12.TT.EVUL.(0513)

SECTION 7. DETERMINATION OF VALUES AND CHARGES

• Section 7.1 Policy Value
• Section 7.2 Invested Assets
• Section 7.3 Monthly Policy Charge
• Section 7.4 Service Charge
• Section 7.5 Investment Results

SECTION 8. CASH SURRENDER VALUE AND SURRENDER

• Section 8.1 Cash Surrender Value
• Section 8.2 Surrender
• Section 8.3 Basis of Values

SECTION 9. LOANS AND WITHDRAWALS

• Section 9.1 Policy Loans
• Section 9.2 Loan Value
• Section 9.3 Policy Debt
• Section 9.4 Loan Interest
• Section 9.5 Withdrawals
• Section 9.6 Effect on Death Benefit Guarantee

SECTION 10. FIXED PAID-UP INSURANCE

• Section 10.1 Conditions to Change
• Section 10.2 Effective Date of Change
• Section 10.3 Limitations
• Section 10.4 Contract Fund Value

SECTION 11. DEFERRAL OF PAYMENTS

SECTION 12. BENEFICIARIES

• Section 12.1 Definition of Beneficiaries
• Section 12.2 Naming and Changing of Beneficiaries of the Life Insurance Benefit
• Section 12.3 Succession in Interest of Beneficiaries of the Life Insurance Benefit
• Section 12.4 Trustee as Beneficiary
• Section 12.5 General

SECTION 13. PAYMENT OF POLICY BENEFITS

• Section 13.1 Payment of Proceeds
• Section 13.2 Income Plan Elections
• Section 13.3 Income Plan Offerings
• Section 13.4 Naming and Changing of Beneficiaries under Income Plans
• Section 13.5 Succession in Interest of Beneficiaries under Income Plans
• Section 13.6 Income Plan Rates

ADDITIONAL BENEFITS (if any)

APPLICATION

ICC12.TT.EVUL.(0513)

POLICY SCHEDULE PAGES

Date of Issue – {May 1, 2013}

This Policy was issued in the State of [state].

The [state insurance department’s] phone number is: [(XXX)XXX-XXXX].

Plan and Additional Benefits

Northwestern Mutual Executive Variable Universal Life

Specified Amount:                ${350,000.00}

Death Benefit Option:  {Specified Amount (Option A)}

{The Death Benefit Guarantee was not elected.}

The Guaranteed Minimum Death Benefit is {$350,000.00}.

Death Benefit Guarantee Period:  {5} years beginning on the Policy Date through {May 1, 2018}. (Section 3.5)

Definition of Life Insurance Test:  {Guideline Premium/Cash Value Corridor Test}

{The maximum premium under the Guideline Premium/Cash Value Corridor Test:

Guideline Single Premium	= ${42,807.00}
Guideline Annual Level Premium	= ${3,830.00}}

Death Benefit Guarantee Monthly Benchmark Premium is ${51.66}. (Cumulative Death Benefit Guarantee Benchmark Premiums shown on page 4-1.)

The minimum premium is $ 25.00.  (Section 4.4)

The Policy Debt Annual Effective Interest Rate is 5.00%.  (Section 9.4)

The minimum withdrawal amount is $ 250.00.  (Section 9.5)

The Surrender of Policy Endorsement Quantity is ${11,410.86}.

This Policy is issued in a {Premier (Non-Tobacco)} rate classification.

This Policy is participating. Dividends are not guaranteed. It is not expected that any dividends will be payable on this Policy.

Direct Beneficiary	{Jane J. Doe}, {daughter of the Insured}

Owner	{John J. Doe}, {the Insured}

Insured	{John J. Doe}	Issue Age and Sex	{35} {Male}

Policy Date	{May 1, 2013}	Policy Number	{00 000 000}

Plan	Northwestern Mutual Executive Variable Universal Life	Specified Amount	${350,000.00}

ICC12.TT.EVUL.(0513)	3

Policy Number: {00 000 000}

SCHEDULE OF MAXIMUM CHARGES

The Maximum Premium Expense Charge is the sum of the following (Section 4.2):

1.	Maximum Sales Load:

Premium Paid During
Policy Year	1	2	3-10	11+

Up to ${619.92}	{36.7}%	{9.90}%	{7.10}%	{2.50}%

In Excess of ${619.92}	{3.55}%	{3.55}%	{3.55}%	{2.50}%

2.	Federal Deferred Acquisition Cost Charge	{1.30}% of premium

3.	Premium Tax Charge	{2.00}% of premium

The Federal Deferred Acquisition Cost Charge and Premium Tax Charge may increase to reflect changes in tax law.

Maximum Monthly Policy Charges (Section 7.3):

The maximum Monthly Administrative Charge is ${18.83}.

The maximum Monthly Underwriting and Issue Charge is ${2.59}. There is no charge after the 10th Policy year.

The maximum Monthly Mortality and Expense Risk Charge is 0.05% of Invested Assets.

The maximum Monthly Deferred Sales Charge is {0.654}% of premium paid in the 1st Policy year up to ${619.92}. There is no charge after the 10th Policy year.

The maximum Monthly Policy Debt Expense Charge is 0.167% of the Policy Debt.

The maximum Monthly Death Benefit Guarantee Charge is ${7.00}.

Maximum Service Charges (Section 7.4):

The maximum withdrawal charge is $ 25.00 per withdrawal.

The maximum transfer charge is $ 25.00 per transfer.

The maximum charge for changes to Specified Amount is $ 25.00 per change for the second and subsequent changes during any Policy year.

The maximum charge for Death Benefit Option changes is $ 25.00 per change.

ICC12.TT.EVUL.(0513)	4

Policy Number: {00 000 000}

TABLE OF CUMULATIVE DEATH BENEFIT GUARANTEE BENCHMARK PREMIUMS

(Section 3.5)

Monthly Processing Date	Cumulative Death Benefit Guarantee Benchmark Premiums ($)

{ May 1, 2014	671.58}
{ May 1, 2015	1,291.50}
{ May 1, 2016	1,911.42}
{ May 1, 2017	2,531.34}
{April 1, 2018	3,099.60}

Cumulative Death Benefit Guarantee Benchmark Premiums for monthly processing dates not shown above are derived by interpolation and are available upon request.

ICC12.TT.EVUL.(0513)	4-1

Policy Number: {00 000 000}

TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES

MONTHLY RATES PER $1,000

(Section 7.3)

Attained Age	Monthly Rate	Attained Age	Monthly Rate	Attained Age	Monthly Rate

{35	0.0908333}	{65	1.2891667}	{95	22.2658333}
{36	0.0958333}	{66	1.4175000}	{96	23.6491667}
{37	0.1000000}	{67	1.5475000}	{97	25.1241667}
{38	0.1075000}	{68	1.6875000}	{98	26.6983333}
{39	0.1141667}	{69	1.8325000}	{99	28.3783333}

{40	0.1216667}	{70	2.0083333}	{100	30.1750000}
{41	0.1316667}	{71	2.2050000}	{101	31.6008333}
{42	0.1441667}	{72	2.4633333}	{102	33.1200000}
{43	0.1583333}	{73	2.7358333}	{103	34.7366667}
{44	0.1750000}	{74	3.0225000}	{104	36.4566667}

{45	0.1941667}	{75	3.3358333}	{105	38.2608333}
{46	0.2125000}	{76	3.6775000}	{106	40.1791667}
{47	0.2325000}	{77	4.0741667}	{107	42.2183333}
{48	0.2441667}	{78	4.5375000}	{108	44.3858333}
{49	0.2575000}	{79	5.0725000}	{109	46.6883333}

{50	0.2766667}	{80	5.6558333}	{110	49.1325000}
{51	0.2991667}	{81	6.3200000}	{111	51.7283333}
{52	0.3300000}	{82	7.0116667}	{112	54.4833333}
{53	0.3633333}	{83	7.7575000}	{113	57.4091667}
{54	0.4058333}	{84	8.5833333}	{114	60.5125000}

{55	0.4583333}	{85	9.5058333}	{115	63.8058333}
{56	0.5116667}	{86	10.5283333}	{116	67.2991667}
{57	0.5691667}	{87	11.6450000}	{117	71.0041667}
{58	0.6183333}	{88	12.8416667}	{118	74.9350000}
{59	0.6750000}	{89	14.1041667}	{119	79.1016667}

{60	0.7433333}	{90	15.4216667}	{120	83.3333333}
{61	0.8266667}	{91	16.6608333}
{62	0.9283333}	{92	17.9525000}
{63	1.0425000}	{93	19.3150000}
{64	1.1625000}	{94	20.7541667}

The monthly rates shown above are based on the 2001 Commissioners Standard Ordinary Mortality Table.

ICC12.TT.EVUL.(0513)	5

Policy Number: {00 000 000}

GUIDELINE PREMIUM/CASH VALUE CORRIDOR PERCENTAGES

The Corridor Percentages are used to determine the Minimum Death Benefit under the Guideline Premium/Cash Value Corridor Test. (Section 3.2)

Attained Age	Corridor %	Attained Age	Corridor %	Attained Age	Corridor %

{35	250}	{65	120}	{95 +	100}
{36	250}	{66	119}
{37	250}	{67	118}
{38	250}	{68	117}
{39	250}	{69	116}

{40	250}	{70	115}
{41	243}	{71	113}
{42	236}	{72	111}
{43	229}	{73	109}
{44	222}	{74	107}

{45	215}	{75	105}
{46	209}	{76	105}
{47	203}	{77	105}
{48	197}	{78	105}
{49	191}	{79	105}

{50	185}	{80	105}
{51	178}	{81	105}
{52	171}	{82	105}
{53	164}	{83	105}
{54	157}	{84	105}

{55	150}	{85	105}
{56	146}	{86	105}
{57	142}	{87	105}
{58	138}	{88	105}
{59	134}	{89	105}

{60	130}	{90	105}
{61	128}	{91	104}
{62	126}	{92	103}
{63	124}	{93	102}
{64	122}	{94	101}

ICC12.TT.EVUL.(0513)	6

Policy Number: {00 000 000}

Northwestern Mutual Variable Life Account II

SEPARATE ACCOUNT DIVISIONS

(Section 6)

Select Bond
Money Market
Balanced
Index 500 Stock
Mid Cap Growth Stock
International Equity
High Yield Bond
Growth Stock
Large Cap Core Stock
Index 400 Stock
Small Cap Growth Stock
Russell Multi-Style Equity
Russell Aggressive Equity
Russell Non-US
Russell Global Real Estate Securities
Russell Core Bond
Asset Allocation
International Growth
Small Cap Value
Domestic Equity
Mid Cap Value
Focused Appreciation
Equity Income
Fidelity VIP Mid Cap
Large Company Value
Inflation Protection
Neuberger Berman Socially Responsive
Large Cap Blend
Research International Core
Fidelity VIP Contrafund
Index 600 Stock
Emerging Markets Equity
Short Term Bond
Long Term U.S. Government Bond Multi Sector Bond
Russell LifePoints Variable Equity Growth
Russell LifePoints Variable Growth
Russell LifePoints Variable Balanced
Russell LifePoints Variable Moderate
Commodities Return Strategy

The In Force Date is {May 1, 2013}. (Section 4.3)

The Initial Allocation Date (Section 4.3) is {May 1, 2013}.

ICC12.TT.EVUL.(0513)	7

Policy Number: {00 000 000}

TABLE OF FACTORS FOR DETERMINING SPECIFIED AMOUNT

FOR FIXED PAID-UP INSURANCE

(Section 10.2)

Monthly Processing Date	Factor	Monthly Processing Date	Factor	Monthly Processing Date	Factor

{May 1, 2014	4.70854}	{May 1, 2043	1.87279}	{May 1, 2072	1.13825}
{May 1, 2015	4.54896}	{May 1, 2044	1.82485}	{May 1, 2073	1.13110}
{May 1, 2016	4.39463}	{May 1, 2045	1.77904}	{May 1, 2074	1.12463}
{May 1, 2017	4.24592}	{May 1, 2046	1.73511}	{May 1, 2075	1.11851}
{May 1, 2018	4.10239}	{May 1, 2047	1.69290}	{May 1, 2076	1.11276}

{May 1, 2019	3.96400}	{May 1, 2048	1.65226}	{May 1, 2077	1.10744}
{May 1, 2020	3.83068}	{May 1, 2049	1.61331}	{May 1, 2078	1.10260}
{May 1, 2021	3.70274}	{May 1, 2050	1.57604}	{May 1, 2079	1.09840}
{May 1, 2022	3.57973}	{May 1, 2051	1.54078}	{May 1, 2080	1.09431}
{May 1, 2023	3.46176}	{May 1, 2052	1.50736}	{May 1, 2081	1.09035}

{May 1, 2024	3.34862}	{May 1, 2053	1.47555}	{May 1, 2082	1.08651}
{May 1, 2025	3.24002}	{May 1, 2054	1.44527}	{May 1, 2083	1.08282}
{May 1, 2026	3.13558}	{May 1, 2055	1.41641}	{May 1, 2084	1.07924}
{May 1, 2027	3.03453}	{May 1, 2056	1.38906}	{May 1, 2085	1.07578}
{May 1, 2028	2.93677}	{May 1, 2057	1.36327}	{May 1, 2086	1.07245}

{May 1, 2029	2.84252}	{May 1, 2058	1.33913}	{May 1, 2087	1.06923}
{May 1, 2030	2.75178}	{May 1, 2059	1.31655}	{May 1, 2088	1.06612}
{May 1, 2031	2.66474}	{May 1, 2060	1.29557}	{May 1, 2089	1.06313}
{May 1, 2032	2.58117}	{May 1, 2061	1.27593}	{May 1, 2090	1.06025}
{May 1, 2033	2.50131}	{May 1, 2062	1.25756}	{May 1, 2091	1.05747}

{May 1, 2034	2.42524}	{May 1, 2063	1.24041}	{May 1, 2092	1.05477}
{May 1, 2035	2.35255}	{May 1, 2064	1.22452}	{May 1, 2093	1.05213}
{May 1, 2036	2.28305}	{May 1, 2065	1.20992}	{May 1, 2094	1.04947}
{May 1, 2037	2.21626}	{May 1, 2066	1.19658}	{May 1, 2095	1.04658}
{May 1, 2038	2.15201}	{May 1, 2067	1.18446}	{May 1, 2096	1.04300}

{May 1, 2039	2.09051}	{May 1, 2068	1.17351}	{May 1, 2097	1.03745}
{May 1, 2040	2.03181}	{May 1, 2069	1.16365}	{May 1, 2098	1.02639}
{May 1, 2041	1.97605}	{May 1, 2070	1.15452}	{May 1, 2099	1.00000}
{May 1, 2042	1.92311}	{May 1, 2071	1.14606}

Factors for monthly processing dates not shown above are calculated on the same basis as those shown above and are available upon request.

Minimum Guaranteed Annual Effective Interest Rate for Fixed Paid-Up Insurance is 4.00%. (Section 10.4)

ICC12.TT.EVUL.(0513)	8

Policy Number: {00 000 000}

TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES

FOR FIXED PAID-UP INSURANCE

MONTHLY RATES PER $1,000

(Section 10.4)

Attained Age	Monthly Rate	Attained Age	Monthly Rate	Attained Age	Monthly Rate

{36	0.0958333}	{66	1.4175000}	{96	23.6491667}
{37	0.1000000}	{67	1.5475000}	{97	25.1241667}
{38	0.1075000}	{68	1.6875000}	{98	26.6983333}
{39	0.1141667}	{69	1.8325000}	{99	28.3783333}
{40	0.1216667}	{70	2.0083333}	{100	30.1750000}

{41	0.1316667}	{71	2.2050000}	{101	31.6008333}
{42	0.1441667}	{72	2.4633333}	{102	33.1200000}
{43	0.1583333}	{73	2.7358333}	{103	34.7366667}
{44	0.1750000}	{74	3.0225000}	{104	36.4566667}
{45	0.1941667}	{75	3.3358333}	{105	38.2608333}

{46	0.2125000}	{76	3.6775000}	{106	40.1791667}
{47	0.2325000}	{77	4.0741667}	{107	42.2183333}
{48	0.2441667}	{78	4.5375000}	{108	44.3858333}
{49	0.2575000}	{79	5.0725000}	{109	46.6883333}
{50	0.2766667}	{80	5.6558333}	{110	49.1325000}

{51	0.2991667}	{81	6.3200000}	{111	51.7283333}
{52	0.3300000}	{82	7.0116667}	{112	54.4833333}
{53	0.3633333}	{83	7.7575000}	{113	57.4091667}
{54	0.4058333}	{84	8.5833333}	{114	60.5125000}
{55	0.4583333}	{85	9.5058333}	{115	63.8058333}

{56	0.5116667}	{86	10.5283333}	{116	67.2991667}
{57	0.5691667}	{87	11.6450000}	{117	71.0041667}
{58	0.6183333}	{88	12.8416667}	{118	74.9350000}
{59	0.6750000}	{89	14.1041667}	{119	79.1016667}
{60	0.7433333}	{90	15.4216667}	{120	83.3333333}

{61	0.8266667}	{91	16.6608333}
{62	0.9283333}	{92	17.9525000}
{63	1.0425000}	{93	19.3150000}
{64	1.1625000}	{94	20.7541667}
{65	1.2891667}	{95	22.2658333}

The monthly rates shown above are based on the 2001 Commissioners Standard Ordinary Mortality Table.

ICC12.TT.EVUL.(0513)	8-1

SECTION 1. THE CONTRACT

1.1	LIFE INSURANCE BENEFIT

The Northwestern Mutual Life Insurance Company (“Company”) will pay the Life Insurance Benefit on the death of the Insured while this Policy is in force. Subject to the terms and conditions of the Policy, the payment of the Life Insurance Benefit will be:

•	made after proof of the death of the Insured is received at the Home Office; and

•	made to the Beneficiaries under Section 12.

The amount of the Life Insurance Benefit will be:

•	(a) the Death Benefit (Section 3.1), or (b) the Guaranteed Minimum Death Benefit, shown on page 3, if the Policy is in force under the Death Benefit Guarantee (Section 3.5); minus

•	the amount of any Policy Debt (Section 9.3); minus

•	the amount of any Adjustments to the Life Insurance Benefit During Grace Period (Section 4.5).

These amounts will be determined as of the date of the Insured’s death. Even though the Owner does not have the right to take any Policy loans or withdrawals after the date of the Insured’s death, any Policy loans or withdrawals that are taken after the date of the Insured’s death will be deducted from the Life Insurance Benefit.

1.2	ENTIRE CONTRACT; CHANGES

This Policy is issued in consideration of the application and any application supplements and payment of the initial premium. The Policy, together with the attached application and any application supplements, (together referred to in this Policy as “Application”), and any attached amendments, endorsements, riders and additional benefits, are the entire contract. Any subsequent Application to reinstate or change this Policy also will become part of the contract, and a copy of such Application will be sent to the Owner for attachment to this Policy. Statements in the Application are representations and not warranties. The Owner may add any available benefits or riders to the Policy, or remove existing benefits or riders, subject to conditions and underwriting requirements set by the Company at the time of the request. This Policy may be changed by the Company to maintain compliance with applicable state and federal law, to assure continued qualification of the Policy under federal tax laws, or to reflect a change in the operation of the Separate Account. Subject to insurability and processing requirements of the Company, the Owner may apply to the Company to effect a Policy change. A change in the terms of, or a waiver of the Company’s rights under, the Policy is valid only if it is approved in writing by an officer of the Company. The Company may require that the Policy be sent to it for endorsement to show a change or waiver. No agent has the authority to change the Policy or to waive the Company’s rights thereunder.

1.3	INCONTESTABILITY

Except as stated below for a fraudulent misstatement, the Company will not contest this Policy after the Policy has been in force, during the lifetime of the Insured, for two years from the Date of Issue or for two years from the effective date of a reinstatement (Section 4.6). Except as stated below for a fraudulent misstatement, a change (including an increase in the amount of insurance) to the terms of the Policy after the Date of Issue, which occurred at the request of the Owner and was subject to the Company’s insurability requirements, will be incontestable after the change has been in force, during the lifetime of the Insured, for two years from the effective date of the change. In issuing the insurance, the Company has relied on the application(s). While the insurance is contestable, the Company, on the basis of a material misstatement in the application(s), may rescind the insurance or deny a claim. After the applicable contestability period set forth above, the Company may rescind the insurance for a fraudulent misstatement to the extent allowed by the law of the state in which this Policy is delivered or issued for delivery.

1.4	SUICIDE

If the Insured dies by suicide within one year from the Date of Issue, the amount payable by the Company will be limited to the premiums paid, minus the amount of any Policy Debt and withdrawals. If the Insured dies by suicide within one year from the date of issuance of an increase in the amount of insurance, which occurred upon the request of the Owner and was subject to the Company’s insurability requirements, the amount payable with respect to such increase will be limited to the Monthly Policy Charges attributable to the increase.

ICC12.TT.EVUL.(0513)	9

1.5	POLICY DATE, DATE OF ISSUE AND ATTAINED AGE

Monthly processing dates and Policy months, years and anniversaries are computed from the Policy Date. The contestable and suicide periods begin with the Date of Issue. These dates are shown on page 3. Attained Age is Issue Age (shown on page 3) plus the number of complete Policy years that have elapsed since the Policy Date.

1.6	MISSTATEMENT

If the age or sex of the Insured has been misstated, the Policy will be recalculated from the Policy Date using the charges described in Section 7.3 based on the correct age and sex. If the Insured has died and the recalculation would result in the termination of the Policy before the date of death, then the Death Benefit will be adjusted to the amount which would have been purchased at the correct age or sex based on the most recent cost of insurance charge by adjusting the net amount at risk by the ratio of the incorrect cost of insurance rate to the correct cost of insurance rate. If the Insured is living and the recalculation results in Monthly Policy Charges being due, then the Company will allow for the payment of an amount necessary to keep the Policy in force. The minimum amount that must be paid is the amount needed to cover the Monthly Policy Charges that are due.

1.7	PAYMENTS BY THE COMPANY

All payments by the Company under this Policy are payable in United States dollars at the Home Office.

1.8	INSURABILITY REQUIREMENTS

To make some changes under this Policy, the Insured must meet the Company’s insurability requirements. These requirements are as follows:

•	the Insured is alive;

•	evidence of insurability must be given that is satisfactory to the Company; and

•	under the Company’s underwriting standards as then in effect, the Insured is in an underwriting classification that is the same as, or is better than, the one for this Policy.
1.9	REPORTS TO OWNER

At least once each Policy year and at no charge, the Company will send the Owner a report. The report will keep the Owner advised as to the status of the Policy. The report will also provide any other information required under state or federal law. The report will contain at least the following information:

•	The beginning and end dates of the current report period.

•	The Policy Value, if any, at the beginning of the current report period and at the end of the current report period.

•	The amounts that have been credited to or debited from the Contract Fund Value during the current report period.

•	The Death Benefit at the end of the current report period.

•	The Cash Surrender Value, if any, at the end of the current report period.

•	The amount of Policy Debt, if any, at the end of the current report period.

•	When applicable, a notice that further premium payments must be made to maintain insurance in force until the end of the next reporting period.

1.10	PROCESSING REQUIREMENTS

The Company will process requested transactions, payments and changes under this Policy only after receipt in the Home Office of all requirements in good order according to the Company’s then current procedures. These requirements, which the Company may change from time to time, may include proper completion of forms, valid instructions and authorizations, or other administrative or evidentiary requirements of the Company.

The Company reserves the right to require the Owner or other persons providing a signature in connection with a disbursement of any amounts under the Policy, or a change in ownership or beneficial rights under this Policy, to provide a signature guarantee to protect against fraud.

1.11	CONFORMITY WITH INTERSTATE INSURANCE PRODUCT REGULATION COMMISSION STANDARDS

This Policy was approved under the authority of the Interstate Insurance Product Regulation Commission and issued under the Commission standards. Any provision of this Policy which, on the Date of Issue, is in conflict with the Commission standards for an Individual Flexible Premium Variable Adjustable Life Insurance Policy, as in effect on the Date of Issue, is hereby amended to conform to those standards as of the Date of Issue.

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1.5	POLICY DATE, DATE OF ISSUE AND ATTAINED AGE

Monthly processing dates and Policy months, years and anniversaries are computed from the Policy Date. The contestable and suicide periods begin with the Date of Issue. These dates are shown on page 3. Attained Age is Issue Age (shown on page 3) plus the number of complete Policy years that have elapsed since the Policy Date.

1.6	MISSTATEMENT

If the age of the Insured has been misstated, the Policy will be recalculated from the Policy Date using the charges described in Section 7.3 based on the correct age. If the Insured has died and the recalculation would result in the termination of the Policy before the date of death, then the Death Benefit will be adjusted to the amount which would have been purchased at the correct age based on the most recent cost of insurance charge by adjusting the net amount at risk by the ratio of the incorrect cost of insurance rate to the correct cost of insurance rate. If the Insured is living and the recalculation results in Monthly Policy Charges being due, then the Company will allow for the payment of an amount necessary to keep the Policy in force. The minimum amount that must be paid is the amount needed to cover the Monthly Policy Charges that are due.

1.7	PAYMENTS BY THE COMPANY

All payments by the Company under this Policy are payable in United States dollars at the Home Office.

1.8	INSURABILITY REQUIREMENTS

To make some changes under this Policy, the Insured must meet the Company’s insurability requirements. These requirements are as follows:

•	the Insured is alive;

•	evidence of insurability must be given that is satisfactory to the Company; and

•	under the Company’s underwriting standards as then in effect, the Insured is in an underwriting classification that is the same as, or is better than, the one for this Policy.
1.9	REPORTS TO OWNER

At least once each Policy year and at no charge, the Company will send the Owner a report. The report will keep the Owner advised as to the status of the Policy. The report will also provide any other information required under state or federal law. The report will contain at least the following information:

•	The beginning and end dates of the current report period.

•	The Policy Value, if any, at the beginning of the current report period and at the end of the current report period.

•	The amounts that have been credited to or debited from the Contract Fund Value during the current report period.

•	The Death Benefit at the end of the current report period.

•	The Cash Surrender Value, if any, at the end of the current report period.

•	The amount of Policy Debt, if any, at the end of the current report period.

•	When applicable, a notice that further premium payments must be made to maintain insurance in force until the end of the next reporting period.

1.10	PROCESSING REQUIREMENTS

The Company will process requested transactions, payments and changes under this Policy only after receipt in the Home Office of all requirements in good order according to the Company’s then current procedures. These requirements, which the Company may change from time to time, may include proper completion of forms, valid instructions and authorizations, or other administrative or evidentiary requirements of the Company.

The Company reserves the right to require the Owner or other persons providing a signature in connection with a disbursement of any amounts under the Policy, or a change in ownership or beneficial rights under this Policy, to provide a signature guarantee to protect against fraud.

1.11	CONFORMITY WITH INTERSTATE INSURANCE PRODUCT REGULATION COMMISSION STANDARDS

This Policy was approved under the authority of the Interstate Insurance Product Regulation Commission and issued under the Commission standards. Any provision of this Policy which, on the Date of Issue, is in conflict with the Commission standards for an Individual Flexible Premium Variable Adjustable Life Insurance Policy, as in effect on the Date of Issue, is hereby amended to conform to those standards as of the Date of Issue.

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SECTION 2. OWNERSHIP

2.1	THE OWNER

The Owner as of the Date of Issue is named on page 3. All Policy rights may be exercised by the Owner without the consent of any Beneficiaries. If the Policy has more than one Owner, Policy rights must be exercised only by authorization of all Owners. After the death of the Insured, Policy rights may be exercised only as provided in Sections 12 and 13.

2.2	TRANSFER OF OWNERSHIP

The Owner may transfer the ownership of this Policy by providing the Company with written proof of the transfer, including supplying any required information about the new owner. The Company will not be responsible to a subsequent Owner for any payment or other action taken by the Company until the above information is received at the Home Office. The transfer will then take effect as of the date the transfer form was signed unless otherwise specified by the Owner. The Company may require that the Policy be sent to it for endorsement to show the transfer.

2.3	NAMING AND CHANGING A SUCCESSOR OWNER

If the Owner is not the Insured, the Owner may name or change a successor owner who will become the new owner upon the Owner’s death. The naming or changing of a successor owner will be effective upon receipt at the Home Office of a written request, including any required information about the successor owner.

2.4	COLLATERAL ASSIGNMENT

The Owner may assign this Policy as collateral security. The Company is not responsible for the validity or effect of the collateral assignment. The Company will not be responsible to an assignee for any payment or other action taken by the Company before receipt of the assignment in writing at the Home Office. Unless otherwise specified by the Owner, the assignment will take effect on the date the assignment is signed by the Owner, subject to any payments made or actions taken prior to receipt of the assignment.

The interests of the Beneficiaries will be subject to any collateral assignment made either before or after the Beneficiaries are named.

The collateral assignee is not an Owner. A collateral assignment is not a transfer of ownership. Ownership can be transferred only by complying with Section 2.2 or Section 2.3.

SECTION 3. DEATH BENEFIT

3.1	DEATH BENEFIT

The Death Benefit before the Policy anniversary nearest the Insured’s 121st birthday is determined by the Death Benefit Option (Section 3.2) in effect at the time of the Insured’s death. The Death Benefit on and after the Policy anniversary nearest the Insured’s 121st birthday will be equal to the Policy Value. If this Policy has a Death Benefit Guarantee Period of Lifetime and the guarantee has not previously terminated, then the Death Benefit on and after the Policy anniversary nearest the Insured’s 121st birthday will be equal to the greater of the Policy Value or the Guaranteed Minimum Death Benefit.

3.2	DEATH BENEFIT OPTIONS

This Policy provides for three Death Benefit Options. The option in effect is shown on page 3.

Specified Amount (Option A) - The Death Benefit is the greater of:

•	the Specified Amount; or

•	the Minimum Death Benefit.

Specified Amount Plus Policy Value (Option B) - The Death Benefit is the greater of:

•	the Specified Amount plus the Policy Value; or

•	the Minimum Death Benefit.

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Specified Amount Plus Cumulative Premiums Paid Minus Cumulative Withdrawals (Option C) - The Death Benefit is the greater of:

•	the Specified Amount plus cumulative premiums paid, minus cumulative withdrawals; or

•	the Minimum Death Benefit.

Minimum Death Benefit.     The Minimum Death Benefit is the amount required by federal tax law to maintain this Policy as life insurance. The test in effect for determining compliance with the federal definition of life insurance is shown on page 3 and will be either:

(1)

the Guideline Premium/Cash Value Corridor Test: the Minimum Death Benefit equals the corridor percentage (shown on page 6 if this test was elected) at the Insured’s Attained Age, multiplied by the Policy Value; or

(2)	the Cash Value Accumulation Test: the Minimum Death Benefit equals the Specified Amount plus the result of (a) divided by (b) where:

(a)	is the Policy Value minus the Adjustment Factor (shown on page 6 if this test is elected) for the current monthly processing date; and

(b)	is the Net Single Premium (shown on page 6 if this test is elected) for the current monthly processing date.

3.3	DEATH BENEFIT OPTION CHANGES

Subject to approval by the Company, the Owner may change the Death Benefit Option upon written request. This change will be effective on the monthly processing date on which the request is received at the Home Office, but if the request is not received on a monthly processing date then it will be effective on the next monthly processing date. The Company reserves the right to charge for a Death Benefit Option change. This charge will be deducted from the Invested Assets and will not exceed the amount shown on page 4. A change will not be allowed if the Specified Amount following the change would be less than the minimum Specified Amount the Company would require for issuance of a policy at the time of the change. A Death Benefit Option change may result in changes to or termination of the Death Benefit Guarantee, if applicable.

Change to Option A.    The Death Benefit Option may be changed to Option A before the Policy anniversary nearest the Insured’s 121st birthday. On the effective date of change, the Specified Amount will be changed as follows:

(1)	If the change is from Option B to Option A, the Specified Amount after the change will be equal to the Specified Amount before the change plus the Policy Value on the effective date of the change.

(2)	If the change is from Option C to Option A, the Specified Amount after the change will be equal to the Specified Amount before the change plus the result of (a) minus (b) where:

(a)	is the cumulative premiums paid as of the effective date of the change; and

(b)	is the cumulative withdrawals as of the effective date of the change.

Change to Option B or Option C.    The Death Benefit Option may be changed to Option B or Option C before the Policy anniversary nearest the Insured’s 85th birthday. All changes to Option B or Option C will be subject to the Company’s insurability requirements (Section 1.8). On the effective date of change, the Specified Amount will be changed as follows:

(1)	If the change is from Option A to Option B, the Specified Amount after the change will be equal to the Specified Amount before the change minus the Policy Value on the effective date of the change.

(2)	If the change is from Option A to Option C, the Specified Amount after the change will be equal to the Specified Amount before the change plus the result of (a) minus (b) where:

(a)	is the cumulative withdrawals as of the effective date of the change; and

(b)	is the cumulative premiums paid as of the effective date of the change.

(3)	If the change is from Option B to Option C, the Specified Amount after the change will be equal to the Specified Amount before the change plus the result of (a) minus (b) where:

(a)	is the sum of the Policy Value on the effective date of the change and the cumulative withdrawals as of the effective date of the change; and

(b)	is the cumulative premiums paid as of the effective date of the change.

(4)	If the change is from Option C to Option B, the Specified Amount after the change will be equal to the Specified Amount before the change plus the result of (a) minus (b) where:

(a)	is the cumulative premiums paid as of the effective date of the change; and

(b)	is the sum of the Policy Value on the effective date of the change and the cumulative withdrawals as of the effective date of the change.

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3.4	CHANGES IN SPECIFIED AMOUNT

The Owner may change the Specified Amount shown on page 3, upon written request, subject to approval by the Company. This change will be effective on the monthly processing date on which the request is received at the Home Office, but if the request is not received on a monthly processing date then it will be effective on the next monthly processing date. The Company reserves the right to charge for more than one change to the Specified Amount in a Policy year. This charge will be deducted from the Invested Assets and will not exceed the amount shown on page 4.

Increases.    An increase will be made only if, at the time the increase is applied for:

•	the insurance in force, as increased, will be within the Company’s issue limits;

•	the Company’s insurability requirements (Section 1.8) are met; and

•	the increase request is received prior to the Policy anniversary nearest the Insured’s 85th birthday.

Decreases.    A decrease will not be allowed if the Specified Amount following the decrease would be less than the minimum Specified Amount the Company would require for issuance of a policy at the time of change.

3.5	DEATH BENEFIT GUARANTEE

The Owner may elect a Death Benefit Guarantee at issue. If elected, the Death Benefit Guarantee Period is shown on page 3.

Provided that the Benchmark Premium Test is met, the Policy is guaranteed to remain in force under the Death Benefit Guarantee, during the Death Benefit Guarantee Period shown on page 3, even if on a monthly processing date the Cash Surrender Value is less than the current Monthly Policy Charge. When the Policy is in force under the Death Benefit Guarantee and the Invested Assets are zero, Monthly Policy Charges will accumulate as due and unpaid. When a subsequent premium is paid, Monthly Policy Charges accumulated as due and unpaid will be deducted from Invested Assets. At the end of the Death Benefit Guarantee Period, if the Cash Surrender Value is less than the current Monthly Policy Charge, the Policy will enter a Policy Grace Period as provided in Section 4.5 and additional premium will be required to keep the Policy in force.

If the Benchmark Premium Test is not met on a monthly processing date, the Death Benefit Guarantee will enter a Death Benefit Guarantee Grace Period as provided in Section 4.5.

Benchmark Premium Test.      During the Death Benefit Guarantee Period, the Death Benefit Guarantee will be available to protect the Policy from terminating, provided that the Benchmark Premium Test is met. Unless the Death Benefit Guarantee has previously terminated, the Benchmark Premium Test will be performed on each monthly processing date during the Death Benefit Guarantee Period or until the Policy anniversary nearest the Insured’s 121st birthday, if sooner.

The Benchmark Premium Test is met provided that:

(1)	on the current monthly processing date, (a) is greater than or equal to (b) where:

(a)	is the cumulative premiums paid minus the sum of the following:

•	the cumulative withdrawals; and

•	the Principal Loan Balance (Section 9.4); and

(b)	is the value shown in or derived from the Table of Cumulative Death Benefit Guarantee Benchmark Premiums on page 4 for the current monthly processing date; and

(2)

the Benchmark Premium Test has been met on all prior monthly processing dates. The Benchmark Premium Test will be deemed to have been met on monthly processing dates during a Death Benefit Guarantee Grace Period if the required premium is paid prior to the expiration of the Death Benefit Guarantee Grace Period.

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SECTION 4. PREMIUMS, TRANSFERS AND REINSTATEMENT

4.1	PREMIUM PAYMENT

Premium payments are flexible as to amount and timing. Premiums may be paid to the Company at any time and in any amount subject to the limitations described in Sections 4.4 and 10.3. All premiums after the first are payable at the Home Office or to a payment center designated by the Company. All payments must be made in United States dollars payable through a United States financial institution. A receipt signed by an officer of the Company will be furnished on request.

If a premium payment is made with a check or draft that is returned unpaid due to insufficient funds or for any other reason, or if a premium payment is made by an electronic funds transfer that is later reversed due to lack of funds in the account from which the transfer is made or for any other reason, the Company reserves the right to reverse the transaction. It further reserves the right to recover any resulting losses by withdrawing a sufficient amount of Invested Assets supporting this Policy from any Divisions in which such assets are invested.

If there is Policy Debt (Section 9.3), payments received at the Home Office will be applied to reduce Policy Debt unless designated as premium payments.

4.2	NET PREMIUM

The Net Premium is the amount of each premium paid that is available for allocation to the Divisions of the Separate Account. The amount of the Net Premium will be:

•	the premium paid; less

•	the Premium Expense Charge.

The Premium Expense Charge will consist of the amounts shown on page 4.

4.3	ALLOCATION OF NET PREMIUMS AND SUBSEQUENT TRANSFERS

Net Premium payments received on or before the In Force Date are transferred to the Separate Account on the In Force Date, but if the In Force Date is not a Valuation Date then the transfer will occur on the next Valuation Date. Net Premium payments received after the In Force Date are transferred to the Separate Account on the Valuation Date of receipt in the Home Office, but if not received on a Valuation Date then the transfer will occur on the next Valuation Date. The In Force Date is shown on page 7.

Prior to the Initial Allocation Date, any Net Premium payments transferred to the Separate Account will be transferred to the Money Market Division. On and after the Initial Allocation Date, Net Premium payments are allocated to the Divisions of the Separate Account based on the Owner’s instructions then in effect. The Initial Allocation Date is shown on page 7.

Initial allocation instructions will remain in effect for subsequent Net Premium payments until the Company receives a request for change by the Owner. If a request is not in accordance with the Company’s then current requirements, Net Premium payments will continue to be credited to the Policy according to the allocation instructions then in effect.

See Section 6.4 for the effective date of financial transactions, such as premium payments and transfers.

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Subsequent Transfers.      Subject to limitations on Short Term and Excessive Trading described below, the Owner may transfer the accumulated amounts invested in one Division to another. The Company reserves the right to charge for transfers and to impose a minimum and/or maximum size on transfer amounts. This charge will be deducted from the Invested Assets and will not exceed the amount shown on page 4. The deduction will be allocated to each Division in proportion to the amounts in each Division after the transfer. In addition, certain of the underlying mutual funds in which the Divisions invest may impose redemption fees. These fees are described in the mutual fund prospectuses. Any mutual fund redemption fees that you are charged are paid to and retained by the mutual fund, and not the Company or the Separate Account.

There may be a delay in completing a transfer if the transfer involves a purchase of a Portfolio that requires the receipt of federal funds before accepting a purchase order, or a redemption of a Portfolio that delays making proceeds available.

Written and Electronic Instructions.      Generally, premium payment allocation and transfer instructions must be provided by the Owner to the Company in writing. Additionally, if pre-authorized by the Owner, such instructions may be provided by telephone, electronic mail or the internet (“electronic instructions”) in accordance with the Company’s then current telephone or internet procedures. However, the Company is not required to accept electronic instructions. The Company also will not be responsible for losses resulting from transactions based on unauthorized electronic instructions, provided the Company follows procedures reasonably designed to verify the authenticity of electronic instructions. The Company reserves the right to limit, modify, suspend or terminate the ability to make transfers via electronic instructions.

Short Term and Excessive Trading.      Short term and excessive trading by a policyowner may have a detrimental effect on Invested Assets in the Divisions, the share prices of the corresponding Portfolios, and the rights of other policyowners. Therefore, to deter short term and excessive trading, the Company reserves the right to limit the amount and frequency of transfers to and from Divisions and to refuse to process transfers. Such restrictions may also be applied in any other manner reasonably designed to prevent any use of the transfer right which is considered by the Company to be to the disadvantage of other policyowners.

4.4	PREMIUM LIMITATIONS

Premiums may be paid to the Company at any time before the Policy anniversary that is nearest the Insured’s 121st birthday, subject to the limitations in this Policy. The minimum premium the Company will accept is shown on page 3.

The Company will not accept any premium that causes this Policy not to qualify as a life insurance policy under federal tax law. Further, the Company reserves the right to make distributions from this Policy as necessary to continue to qualify the Policy as life insurance under federal tax law. If mandated under applicable law, the Company may reject a premium payment.

There is a possibility that a life insurance policy may not qualify as life insurance under federal tax law, and thus may lose certain tax benefits, after the Insured attains age 121. The Internal Revenue Service has established safe harbors, however, in which a life insurance policy will continue to qualify as life insurance for tax purposes for the life of the Insured. The Company has designed and will administer the Policy to satisfy these safe harbors. The Owner should consult a knowledgeable tax adviser before continuing the Policy after age 121.

A premium payment that would either exceed the illustrated cumulative premiums in the Application or increase the Policy’s Death Benefit more than it increases the Policy Value will be accepted only if:

•	the insurance in force, as increased, will be within the Company’s issue limits;

•	the Company’s insurability requirements (Section 1.8) are met; and

•	the premium payment is received prior to the Policy anniversary nearest the Insured’s 85th birthday.

4.5	GRACE PERIOD

Death Benefit Guarantee Grace Period.      If on a monthly processing date the Benchmark Premium Test (Section 3.5) is not met, a Death Benefit Guarantee Grace Period will be allowed for the payment of an additional premium to keep the Death Benefit Guarantee. The minimum premium that must be paid will be the amount needed to meet the Benchmark Premium Test at the end of the Death Benefit Guarantee Grace Period.

The Death Benefit Guarantee Grace Period will begin on the date the Company sends written notice of the amount that must be paid. The Death Benefit Guarantee Grace Period will end 61 days after the notice is sent. The notice will be sent to the Owner and will state the date the Death Benefit Guarantee Grace Period ends and the amount of premium required to keep the Death Benefit Guarantee.

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If the Death Benefit Guarantee Period will not expire prior to the end of the 61 days, the Death Benefit Guarantee will continue during the Death Benefit Guarantee Grace Period. If the amount of premium required to keep the Death Benefit Guarantee is not paid by the end of the Death Benefit Guarantee Grace Period, the Death Benefit Guarantee will terminate and may not be reinstated at a later time.

If the Death Benefit Guarantee Period will expire prior to the end of the 61 days, a Death Benefit Guarantee Grace Period will not be provided and the Death Benefit Guarantee will terminate at the end of the Death Benefit Guarantee Period.

When the Death Benefit Guarantee terminates, the Policy will remain in force if the Cash Surrender Value on the monthly processing date is not less than the Monthly Policy Charges due and unpaid; otherwise the Policy will enter a Policy Grace Period.

Policy Grace Period.    If the Death Benefit Guarantee has terminated, expired, or is not applicable to this Policy, and the Cash Surrender Value on a monthly processing date is less than the current Monthly Policy Charge, a Policy Grace Period will be allowed for the payment of an additional premium to keep the Policy in force. The minimum premium that must be paid is three times the Monthly Policy Charge due when the insufficiency occurred.

The Policy Grace Period will begin on the date the Company sends written notice of the insufficiency. The Policy Grace Period will end 61 days after the notice is sent. The notice will be sent to the last known address of the Owner and to any assignee of record under Section 2.4 and will state the date the Policy Grace Period ends and the amount of premium required to keep the Policy in force. Upon receipt of payment, the Company will allocate the Net Premium, less any Monthly Policy Charges due and unpaid, to the Divisions of the Separate Account according to the allocation of Net Premiums currently in effect. The Policy will remain in force during the Policy Grace Period. If the amount of premium required to keep the Policy in force is not paid by the end of the Policy Grace Period, the Policy will terminate with no value.

Adjustments to the Life Insurance Benefit During Grace Period.    If the Insured dies during the Death Benefit Guarantee Grace Period and the Death Benefit Guarantee is keeping the Policy in force, the premium required to meet the Benchmark Premium Test as of the last monthly processing date preceding or on the date of death will be deducted from the Life Insurance Benefit.

If the Insured dies during the Policy Grace Period, any Monthly Policy Charges due and unpaid will be deducted from the Life Insurance Benefit.

4.6	REINSTATEMENT

If the Policy has terminated under Section 4.5, the Policy may be reinstated not more than three years after the date the Policy terminated, subject to approval by the Company. The Owner does not have the right to reinstate the Policy if it is surrendered for its Cash Surrender Value.

To reinstate the Policy, the Company’s insurability requirements (Section 1.8) must be met and a premium must be paid that is equal to the amount that will pay for the sum of all Monthly Policy Charges that were due and unpaid before the end of the Policy Grace Period and three times the Monthly Policy Charge due on the effective date of the reinstatement.

If the Company approves the application for reinstatement, the effective date of the reinstated policy will be the monthly processing date on which the reinstatement application is received at the Home Office, but if the application is not received on a monthly processing date then it will be effective on the next monthly processing date. On the effective date of reinstatement, any Policy Debt as of the date the Policy terminated will be reinstated. On the effective date of reinstatement, the Policy Value will be equal to the sum of:

•	the Net Premium paid upon reinstatement; and

•	any Policy Debt as of the date the Policy terminated; and

minus the sum of:

•	all Monthly Policy Charges that were due and unpaid before the end of the Policy Grace Period; and

•	the Monthly Policy Charge due on the effective date of reinstatement.

On the later of the effective date of reinstatement or the date the Company approves the application for reinstatement, the Company will allocate the Policy Value, less any Policy Debt, to the Divisions of the Separate Account according to the allocation of Net Premiums then in effect, but if such date is not a Valuation Date then this amount will be allocated as of the next Valuation Date.

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SECTION 5. DIVIDENDS

5.1	ANNUAL DIVIDENDS

This Policy is eligible to share in the divisible surplus, if any, of the Company. This divisible surplus is determined each year. This Policy’s share, if any, will be credited as a dividend on the Policy anniversary. Decisions concerning the amount and appropriate allocation of divisible surplus are within the sole discretion of the Company’s Board of Trustees. There is no guaranteed method or formula for the determination or allocation of divisible surplus. The Company’s approach is subject to change. There is no guarantee of a divisible surplus. Even if there is a divisible surplus, the payment of a dividend on this Policy is not guaranteed.

It is not expected that any dividends will be payable on this Policy.

5.2	USE OF DIVIDENDS

Annual dividends, if any, may be paid in cash or used to increase the Policy Value. If no direction is given for the use of dividends, they will be used to increase the Policy Value. Dividends used to increase the Policy Value will be allocated to the Divisions of the Separate Account according to the allocation of Net Premiums currently in effect.

5.3	DIVIDEND AT DEATH

If a dividend is payable under Section 5.1, a dividend for the period from the beginning of the Policy year to the date of the Insured’s death will be payable as part of the Life Insurance Benefit.

SECTION 6. THE SEPARATE ACCOUNT

6.1	THE SEPARATE ACCOUNT

The Separate Account is the separate account designated on page 7. It is registered with the Securities and Exchange Commission (“SEC”) as a unit investment trust under the Investment Company Act of 1940. Unless required by law, the investment policy of the Separate Account may not be changed without the Company’s consent and subject to any required regulatory approval.

The Company is the legal owner of the assets held in the Separate Account, but the Separate Account is legally segregated, meaning that its assets are kept separate from assets held in the Company’s general account and other separate accounts that it may have. Assets will be allocated to the Separate Account to support the operation of this Policy (except when in force as Fixed Paid-Up insurance under Section 10) and other flexible and scheduled premium variable life insurance policies. Assets may also be allocated for other purposes, but not to support the operation of any contracts or policies other than variable life insurance. Income and realized and unrealized gains and losses from assets in the Separate Account are credited to or charged against it without regard to other income, gains or losses of the Company. The portion of these assets that equals the reserves and other liabilities of the policies supported by the Separate Account will not be charged with liabilities arising out of any other business the Company may conduct. The Company reserves the right to transfer assets of the Separate Account in excess of these reserves and liabilities to its general account. The Company also reserves the right to transfer assets of the Separate Account that it determines to be associated with the class of policies to which this Policy belongs to another separate account. If this type of transfer is made, the term “Separate Account” as used in this Policy will mean the separate account to which the assets are transferred.

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When permitted by law and subject to any approvals that may be required by regulatory authorities, the Company reserves the right to:

•

operate the Separate Account or a Division as either a unit investment trust or a management company under the Investment Company Act of 1940, or in any other form allowed by law, if deemed by the Company to be in the best interest of its policyowners.

•	register or deregister the Separate Account under the Investment Company Act of 1940 or change its classification under that Act.

•	create new separate accounts.

•	combine the Separate Account with any other separate account.

•	transfer the assets and liabilities of the Separate Account to another separate account.

•	add, delete or make substitutions for the securities and other assets that are held or purchased by the Separate Account.

•	terminate and/or liquidate the Separate Account.

•	restrict or eliminate any voting rights of policyowners or other persons who have voting rights as to the Separate Account.

•

make any changes to the Separate Account to conform with, or required by any change in, federal tax law, the Investment Company Act of 1940 and regulations promulgated thereunder, or any other applicable federal or state laws.

6.2	THE ACCOUNT DIVISIONS

The Separate Account is divided into Divisions. Assets of each Division are invested in shares of a corresponding Fund Portfolio that the Company makes available under the Policy. Shares are purchased for the Separate Account at the net asset value of the applicable Fund Portfolio. The Divisions available on the Policy Date are listed on page 7. The Company may add new Divisions to the Separate Account. When permitted by law and subject to any required regulatory approvals, the Company reserves the right to make such Divisions available to any class or series of insurance policies as it deems appropriate, to eliminate or combine any Divisions, and to transfer the assets of any Division to any other Division.

6.3	FUNDS AND PORTFOLIOS

Assets of the Separate Account allocated to a Division are invested in shares of a corresponding Portfolio of a Fund. Each Fund is registered under the Investment Company Act of 1940 (the “Act”) as an open-end, management investment company or a unit investment trust or is not required to be registered under the Act. The Company may make new Portfolios or Funds available for investment of Separate Account assets. When permitted by law and subject to any required regulatory approvals, the Company reserves the right to eliminate a Portfolio and to substitute another Portfolio if the shares of the Portfolio are no longer available for investment or, in its judgment, further investment in the Portfolio is no longer appropriate in view of the purpose of the Separate Account. A Portfolio may no longer be appropriate due to a change in law, a change in the Portfolio’s investment, administrative or other policies, or for some other reason. In the event of a substitution or change, the Company may make appropriate endorsement of this and other policies having an interest in the Separate Account and take other actions as may be necessary to effect the substitution or change.

The Owner may exchange this Policy for a fixed benefit life insurance policy if a Fund changes its investment advisor or if a Portfolio has a material change in its investment policies that was approved by its shareholders. The Company will notify the Owner if there is any such change. The Owner may exchange this Policy within 60 days after the notice or the effective date of the change, whichever is later.

ICC12.TT.EVUL.(0513)	18

The Company reserves the right to provide to a Fund information about Owners and their trading activities involving the Fund’s Portfolios that the Company deems necessary (1) to deter fraud or violations of operating rules of the Company or the Fund and (2) to comply with applicable state or federal law.

6.4	VALUATION DATE AND VALUATION PERIOD

A Valuation Date is any day the NYSE is open for trading, except for any days specified in the Policy’s prospectus and any day that a Division’s corresponding Portfolio does not value its shares. A Valuation Date ends when the NYSE closes. A Valuation Period is the time between the close of business on a Valuation Date and the close of business on the next Valuation Date.

Financial transactions, which include transactions that allocate, transfer or add amounts to a Division or deduct, loan, transfer or withdraw amounts from a Division, are valued at the end of a Valuation Date. A financial transaction will be effective as of the Valuation Date on which the transaction request is received in good order at the Home Office. If the transaction is received after the end of a Valuation Date, or on any day other than a Valuation Date, the transaction will be effective as of the next Valuation Date. If the transaction is not in good order when the Company receives it, the transaction will be effective as of the Valuation Date on which it first becomes in good order.

SECTION 7. DETERMINATION OF VALUES AND CHARGES

7.1	POLICY VALUE

The Policy Value is equal to the Invested Assets plus Policy Debt.

7.2	INVESTED ASSETS

On the Policy Date the Invested Assets are equal to the Net Premium less the Monthly Policy Charge. On any day after the Policy Date, the Invested Assets are equal to what they were on the previous Valuation Date plus any of these items applicable for the current Valuation Date:

•	any increase due to investment results (as described in Section 7.5) for the portion of the Invested Assets invested in Divisions with a positive rate of return for the current Valuation Period;

•	the Net Premium, if a premium is paid;

•	any loan repayment and accrued loan interest payment; and

•	any dividend directed to increase the Policy Value;

minus any of these items applicable for the current Valuation Date:

•	any decrease due to investment results (as described in Section 7.5) for the portion of the Invested Assets invested in Divisions with a negative rate of return for the current Valuation Period;
•	the Monthly Policy Charge (as described in Section 7.3);

•	Policy loans (as described in Section 9.1);

•	withdrawals (as described in Section 9.5); and

•	service charges (as described in Section 7.4).

The Monthly Policy Charge, Policy loans, withdrawals, and service charges will be deducted from the Invested Assets. The deduction will be allocated to each Division in proportion to the amounts in each Division. However, the Owner may elect to have the Monthly Policy Charge deducted from one Division. The Company reserves the right to determine which Divisions to make available for this election. This election will be effective on the monthly processing date on which the election is received at the Home Office, but if the election is not received on a monthly processing date then it will be effective on the next monthly processing date. The election will remain in effect unless changed by the Owner. If on any monthly processing date the amount in the specified Division is not sufficient to pay the entire Monthly Policy Charge the remainder of those charges will be allocated to each Division in proportion to the amounts in each Division.

ICC12.TT.EVUL.(0513)	19

7.3	MONTHLY POLICY CHARGE

The Monthly Policy Charge is deducted from the Invested Assets on each monthly processing date, but if a monthly processing date is not a Valuation Date then the deduction will occur on the next Valuation Date. The Monthly Policy Charge is equal to the sum of the following:

•	the Monthly Administrative Charge (the maximum is shown on page 4);

•	the Monthly Underwriting and Issue Charge (the maximum is shown on page 4);

•	the Monthly Mortality and Expense Risk Charge (the maximum is shown on page 4);

•	the Monthly Deferred Sales Charge (the maximum is shown on page 4);

•	the Monthly Policy Debt Expense Charge (the maximum is shown on page 4);

•	the Monthly Death Benefit Guarantee Charge (the maximum is shown on page 4); and

•

the Monthly Cost of Insurance Charge. The Monthly Cost of Insurance Charge is the cost of insurance rate times the net amount at risk. The cost of insurance rate is based on the Attained Age of the Insured. The maximum cost of insurance rates are shown on page 5. The net amount at risk is (a) minus (b) where:

(a)

is the Death Benefit, except that if the Policy is in force under the Death Benefit Guarantee then it is the Guaranteed Minimum Death Benefit, on the monthly processing date (after deduction of all items in the Monthly Policy Charge for the month excluding the Monthly Cost of Insurance Charge) divided by 1.0032737; and

(b)	is the Policy Value on the monthly processing date (after deduction of all items in the Monthly Policy Charge for the month excluding the Monthly Cost of Insurance Charge).

7.4	SERVICE CHARGE

A service charge, not to exceed the amounts shown on page 4, may result from the following transactions:

•	a withdrawal;

•	a transfer;

•	a change in Specified Amount; or

•	a change in the Death Benefit Option.

7.5	INVESTMENT RESULTS

Investment results are reflected in the Invested Assets each Valuation Period. The investment results for each Division of the Invested Assets equal the Division’s share of the Invested Assets at the end of the previous Valuation Period times the rate of return for that Division for the current Valuation Period.

The rate of return for a Division for a Valuation Period is obtained by taking the result of (a) minus (b) and dividing by (b) where:

(a)	is the sum of:

•	the value of a share of the corresponding Portfolio of the Fund at the close of the current Valuation Period; plus

•	the per share amount of any investment income and capital gains distributed by the Fund for the current Valuation Period; and

(b)	is the value of the share at the close of business for the immediately preceding Valuation Period.

The rate of return and corresponding investment results may be positive or negative. If the rate of return is positive, there will be an increase in values for the Division; if it is negative, there will be a decrease in values for the Division.

ICC12.TT.EVUL.(0513)	20

SECTION 8. CASH SURRENDER VALUE AND SURRENDER

8.1	CASH SURRENDER VALUE

The Cash Surrender Value of this Policy is equal to the Policy Value minus any Policy Debt.

8.2	SURRENDER

The Owner may surrender this Policy for its Cash Surrender Value at any time while the Insured is alive and the Policy is in force. A written surrender of all claims, satisfactory to the Company, will be required. The date of surrender will be the date of receipt at the Home Office of the written surrender. The Policy will terminate, and the Cash Surrender Value will be determined, as of the Valuation Date of receipt at the Home Office of the surrender request, but if the request is not received on a Valuation Date then the Cash Surrender Value will be determined on the next Valuation Date. The Company may require that the Policy be sent to the Home Office.

Surrender proceeds will be paid either in cash or under an income plan that is elected by the Owner.

Partial surrenders are permitted subject to conditions set by the Company at the time of the request.

8.3	BASIS OF VALUES

A detailed statement of the method of calculation of all values for this Policy has been filed with the Interstate Insurance Product Regulation Commission. All values are at least as great as those required by or pursuant to the NAIC Variable Life Insurance Regulation.

SECTION 9. LOANS AND WITHDRAWALS

9.1	POLICY LOANS

Upon request the Owner may obtain a loan from the Company in an amount that, when added to existing Policy Debt, is not more than the Loan Value. When the loan is made, the Policy is assigned to the Company as sole security for the loan.

On the Valuation Date on which a loan is made, the Invested Assets will be reduced by the amount of the loan, but if the date a loan is made is not a Valuation Date then the reduction will occur on the next Valuation Date. The reduction will be allocated to each Division in proportion to the amounts in each Division. On the Valuation Date on which a loan repayment is made, or the date accrued interest is paid, Invested Assets will be increased by the amount of the payment, but if the date of payment is not a Valuation Date then the increase will occur on the next Valuation Date. The payment will be allocated to the Divisions of the Separate Account according to the allocation of Net Premiums currently in effect.

9.2	LOAN VALUE

The Loan Value is 90% of the Policy Value on the date of the loan.

ICC12.TT.EVUL.(0513)	21

9.3	POLICY DEBT

Policy Debt consists of all outstanding loans and accrued loan interest. It may be paid to the Company at any time. Policy Debt affects any dividends that may be paid under Section 5.1. Any Policy Debt will be deducted from the Policy proceeds.

Policy Debt reduces the Cash Surrender Value and may cause the Policy to terminate with no value subject to the conditions of the Grace Period (Section 4.5) and the Death Benefit Guarantee (Section 3.5).

9.4	LOAN INTEREST

Loan interest accrues on a daily basis from the date of the loan and is included in Policy Debt as it accrues. Interest is due on each Policy anniversary. If interest is not paid when due, it will be added to the Principal Loan Balance, which consists of outstanding loans and interest added to principal.

The annual effective interest rate applied to Policy Debt is shown on page 3.

9.5	WITHDRAWALS

Upon request the Owner may make a withdrawal from the Policy Value. Withdrawals after the Insured’s 121st birthday are permitted. The Company reserves the right to charge for withdrawals. This charge will be deducted from the Invested Assets and will not exceed the maximum withdrawal charge shown on page 4. However, the Owner may not:

•	withdraw an amount which would reduce the Loan Value (net of any applicable service charge) to less than the Policy Debt;
•	withdraw an amount which would reduce the Specified Amount to less than the minimum Specified Amount that the Company would require for issuance of a policy at the time of withdrawal;

•	withdraw an amount which would reduce the Cash Surrender Value to less than the sum of three times the most recent Monthly Policy Charge and any applicable service charge;

•	withdraw less than the minimum withdrawal amount shown on page 3; or

•	make more than four withdrawals in a Policy year.

On the Valuation Date on which a withdrawal from the Policy Value is made, the Invested Assets will be reduced by the amount of the withdrawal, but if the date of a withdrawal is not a Valuation Date then the reduction will occur on the next Valuation Date. The reduction will be allocated to each Division in proportion to the amounts in each Division.

If the Death Benefit Option in effect at the time of withdrawal is Option A, the Specified Amount will be reduced by the excess, if any, of the Specified Amount over the result of (a) minus (b) where:

(a)	is the Death Benefit immediately prior to the withdrawal; and

(b)	is the amount of the withdrawal and applicable service charge.

9.6	EFFECT ON DEATH BENEFIT GUARANTEE

A request for a loan or withdrawal in an amount that would result in a failure to meet the Benchmark Premium Test upon the loan or withdrawal will not be processed without consent from the Owner to terminate the Death Benefit Guarantee as of the date the loan or withdrawal is made.

ICC12.TT.EVUL.(0513)	22

SECTION 10. FIXED PAID-UP INSURANCE

10.1	CONDITIONS TO CHANGE

The Owner may change this Policy to Fixed Paid-Up insurance upon written request to the Company provided the following conditions are met as of the effective date of the change:

•	the Cash Surrender Value is at least $1,000; and

•	the Policy has been in force for at least 12 months from the Policy Date.

The election to change to Fixed Paid-Up insurance is irrevocable.

10.2	EFFECTIVE DATE OF CHANGE

The change to Fixed Paid-Up insurance will be effective on the monthly processing date on which the request is received at the Home Office, but if the request is not received on a monthly processing date then it will be effective on the next monthly processing date.

Upon the change to Fixed Paid-Up insurance, the following will occur:

•	the Invested Assets will become the Contract Fund Value and will be transferred from the Separate Account to the Company’s general account;

•	any existing Policy Debt continues;

•	the Policy Value will equal the Contract Fund Value plus Policy Debt;
•

the Specified Amount will be changed to equal the lesser of (a) the Death Benefit prior to the change, or (b) the Policy Value (after deduction of any withdrawals on the date of the change) multiplied by the factor shown on page 8 for the current monthly processing date;

•	the Death Benefit Option will be changed to Option A;

•	any Death Benefit Guarantee, will be terminated; and

•	any additional benefits will be terminated.

10.3	LIMITATIONS

When the Policy is in force as Fixed Paid-Up insurance:

•	premium payments are not permitted.

•	Death Benefit Option changes are not permitted.

•	additional benefits may not be added to the Policy.

•

loan repayments are permitted. Additional loans are permitted subject to the provisions of Section 9, except that (1) loans reduce the Contract Fund Value, and (2) the Loan Value is the Policy Value on the date of the loan, minus the loan interest on the new loan and any outstanding loans to the next Policy anniversary.

•	withdrawals are permitted subject to the provisions of Section 9, except that withdrawals, and service charges for withdrawals, reduce the Contract Fund Value.

•	Specified Amount changes are not permitted, unless the Specified Amount is reduced as a result of a withdrawal.

ICC12.TT.EVUL.(0513)	23

10.4	CONTRACT FUND VALUE

The Contract Fund Value earns interest at a rate declared by the Company. The declared annual effective interest rate applied to the Contract Fund Value:

•	is determined by the Company;

•	may change as often as daily; and

•	will at no time be less than the Minimum Guaranteed Annual Effective Interest Rate shown on page 8.

On the effective date of the change to Fixed Paid-Up insurance, the Contract Fund Value is equal to the amount transferred from the Separate Account. On any day after the effective date of the change to Fixed Paid-Up insurance, the Contract Fund Value is equal to what it was at the end of the previous day plus any of these items applicable for the current day:

•	interest on the Contract Fund Value;

•	any loan repayment and accrued loan interest payment made; and

•	any Policy dividend directed to increase the Policy Value;

minus any of these items applicable to the Contract Fund Value for the current day:

•	Monthly Policy Charge;

•	Policy loans;

•	withdrawals; and

•	service charges.

Monthly Policy Charge - The Monthly Policy Charge is deducted from the Contract Fund Value on each monthly processing date. For purposes of this Section 10, the Monthly Policy Charge is equal to the sum of the following:

•	the Monthly Policy Debt Expense Charge (the maximum is shown on page 4); and

•

the Monthly Cost of Insurance Charge. The Monthly Cost of Insurance Charge is the cost of insurance rate times the net amount at risk. The cost of insurance rate is based on the Attained Age of the Insured. The maximum cost of insurance rates are shown on page 8. The net amount at risk is (a) minus (b) where:

(a)	is the Death Benefit on the monthly processing date (after deduction of Monthly Policy Debt Expense Charge if applicable) divided by 1.0032737; and

(b)	is the Policy Value on the monthly processing date (after deduction of Monthly Policy Debt Expense Charge if applicable).

Service Charge - For purposes of this Section 10, a service charge, not to exceed the amounts shown on page 4, may result from a withdrawal.

SECTION 11. DEFERRAL OF PAYMENTS

Variable Insurance.      The Company reserves the right:

•	to defer determination and payment of the Cash Surrender Value;

•	to defer payment of a Policy loan unless the Policy loan is used to pay premiums due the Company;

•	to defer payment of a withdrawal;

•

to defer determination of a change in the amount of variable insurance or other variable amounts payable on death, and, if such determination has been deferred, to defer payment of any portion of the Life Insurance Benefit based on a variable amount; and

•	if payment of all or part of the Life Insurance Benefit is deferred, to defer application of the Life Insurance Benefit to an income plan under Section 13;

during any period when:

•	the sale of securities or the determination of investment results is not reasonably practicable because:

(a)	the NYSE is closed; or

(b)	conditions are such that, under rules and regulations adopted by the SEC, trading is deemed to be restricted or an emergency is deemed to exist; or

•	the SEC, by order, permits deferral for the protection of the Company’s policyowners.

ICC12.TT.EVUL.(0513)	24

Fixed Paid-Up Insurance.    When the Policy is in force as Fixed Paid-Up insurance (Section 10):

•

the Company may defer paying the Cash Surrender Value for up to six months from the date of surrender. If payment is deferred for 30 days or more, interest will be paid on the Cash Surrender Value at an annual effective rate of 4% from the date of surrender to the date of payment.

•	the Company may defer payment of a Policy loan for up to six months unless the Policy loan is used to pay premiums due the Company.
•	the Company may defer payment of a withdrawal for up to six months.

Variable and Fixed Paid-Up Insurance.    If mandated under applicable law, the Company may block an Owner’s account, and thereby refuse to pay any request for transfer, surrender, withdrawal, loans or the Life Insurance Benefit, until instructions are received from the appropriate regulatory or other lawful authority.

SECTION 12. BENEFICIARIES

12.1	DEFINITION OF BENEFICIARIES

The term “Beneficiaries” means direct beneficiaries, contingent beneficiaries and further payees of the Life Insurance Benefit.

12.2	NAMING AND CHANGING OF BENEFICIARIES OF THE LIFE INSURANCE BENEFIT

By Owner.    The Owner may name and change the Beneficiaries of the Life Insurance Benefit:

•	while the Insured is living; or

•	during the first 60 days after the date of death of the Insured, if the Insured at the time of his or her death was not the Owner. A change made during the 60 days may not be revoked.

Effective Date.     A naming or changing of Beneficiaries will be made on receipt at the Home Office of a written request in good order that is acceptable to the Company. The request will then take effect as of the date that it was signed unless otherwise specified by the Owner. The Company is not responsible for any payment or other action that is taken by it before the receipt of the request. The Company may require that the Policy be sent to it to be endorsed.

12.3	SUCCESSION IN INTEREST OF BENEFICIARIES OF THE LIFE INSURANCE BENEFIT

At Least One Beneficiary Survives and Receives Payment.     If at least one of the Beneficiaries survives the Insured and receives payment of his or her share of the Life Insurance Benefit, then the Life Insurance Benefit will be paid as follows:

Direct Beneficiaries.     The Life Insurance Benefit will be paid in equal shares, unless otherwise designated by the Owner, to the direct beneficiaries who survive and receive payment. If a direct beneficiary dies before receiving all or part of the direct beneficiary’s full share, then the unpaid portion will be paid in equal shares to the other direct beneficiaries who survive and receive payment.

Contingent Beneficiaries.     If the direct beneficiaries do not survive and receive payment of the entire Life Insurance Benefit, then the unpaid portion will be paid in equal shares, unless otherwise designated by the Owner, to the contingent beneficiaries who survive and receive payment. If a contingent beneficiary dies before receiving all or part of the contingent beneficiary’s full share, then the unpaid portion will be paid in equal shares to the other contingent beneficiaries who survive and receive payment.

Further Payees.      If the direct and contingent beneficiaries do not survive and receive payment of the entire Life Insurance Benefit, then the unpaid portion will be paid in one sum:

•	in equal shares, unless otherwise designated by the Owner, to the further payees who survive and receive payment; or

•	if no further payees survive and receive payment of the Life Insurance Benefit, then to the estate of the last to die of all of the Beneficiaries.

No Beneficiaries Survive and Receive Payment.  If no Beneficiaries survive the Insured and receive payment of any portion of the Life Insurance Benefit, then the Life Insurance Benefit will be paid to the Owner or to the Owner’s estate.

ICC12.TT.EVUL.(0513)	25

12.4	TRUSTEE AS BENEFICIARY

If a trustee is named as a Beneficiary and no qualified trustee makes claim to the Life Insurance Benefit within one year after payment becomes due to the trustee, or if acceptable evidence is furnished to the Company within that year showing that no trustee can qualify to receive payment, payment will be made as though the trustee had not been named.

The Company will be fully discharged of liability for any action taken by the trustee and for all amounts paid to, or at the direction of, the trustee and will have no obligation as to the use of the amounts. In all dealings with the trustee, the

Company will be fully protected against the claims of every other person. The Company will not be charged with notice of a change of trustee unless written evidence of the change is received at the Home Office.

12.5	GENERAL

Transfer of Ownership.    A transfer of ownership, in and of itself, will not change the interest of the Beneficiaries.

Claims of Creditors.    So far as allowed by law, no amount payable under this Policy will be subject to the claims of creditors of the Beneficiaries.

SECTION 13. PAYMENT OF POLICY BENEFITS

13.1	PAYMENT OF PROCEEDS

The Life Insurance Benefit will be paid, as designated, in cash or into an income plan as follows:

•	in a manner designated by the Owner and accepted by the Company; or

•	if the Owner has not designated an acceptable manner of payment, then in cash or in a manner designated by a direct or contingent beneficiary and accepted by the Company.

The Company will pay interest on the Life Insurance Benefit from the date of death of the Insured until the proceeds are paid in cash or into an income plan. Interest will be paid at an annual effective rate determined by the Company, but the rate shall not be less than the rate applicable to this Policy for funds left on deposit, as of the date of death of the Insured. Additional interest will be paid at a rate of 10% annually beginning with the date that is 31 calendar days from the latest of items (a), (b) and (c) to the date the claim is paid, where:

(a)	is the date that due proof of death is received by the Company;

(b)	is the date the Company receives sufficient information to determine its liability, the extent of the liability, and the appropriate payee legally entitled to the proceeds; and

(c)	is the date that legal impediments to payment of proceeds that depend on the action of parties other than the Company are resolved and sufficient evidence of the same is provided to the Company. Legal impediments to payment include, but are not limited to:

•	the establishment of guardianships and conservatorships;

•	the appointment and qualification of trustees, executors and administrators; and

•	the submission of information required to satisfy a state and federal reporting requirements.

13.2	INCOME PLAN ELECTIONS

For Income Plans Elected By Owner For Life Insurance Benefit.     The Owner may elect an income plan for each Beneficiary’s share of the Life Insurance Benefit:

•	while the Insured is living; or

•	during the first 60 days after the death of the Insured, if the Insured at the time of his or her death was not the Owner. An election made during the 60 days may not be revoked.

For Income Plans Elected By Owner For Surrender Proceeds.     The Owner may elect an income plan for surrender proceeds. The Owner will be the direct beneficiary.

For Income Plans Elected By Beneficiary.     Subject to the Owner’s rights during the first 60 days after the death of the Insured, if no income plan has been selected by the Owner upon the death of the Insured, the Beneficiary may elect an income plan for the Life Insurance Benefit.

ICC12.TT.EVUL.(0513)	26

Effective Date.    An income plan that is elected by the Owner will take effect on the date of the death of the Insured if the election is received at the Home Office while the Insured is living. In all other cases, an income plan that is elected will take effect on the date the election is received at the Home Office or on a later date, if requested.

Payment Date.    The first payment is due as of the effective date of the plan. If applicable, proof of the date of birth and other required information, acceptable to the Company, must be furnished for each individual on whose life the payments are based.

Minimum Payment.    The Company may limit the election of an income plan to one that results in payments of at least $50. If payments under an income plan are or become less than $50, the Company may change the frequency of payments. If the payments are being made once every 12 months and are less than $50, the Company may pay the present value or the balance of the income plan.

13.3	INCOME PLAN OFFERINGS

The Company will make available the following Life Income Plans:

•

Single Life Income.      The Company will make monthly payments for the selected certain period, if any, and thereafter during the remaining lifetime of the individual upon whose life income payments are based. The choices for the certain period are:

(a)	zero years;

(b)	10 years; or

(c)	20 years.

•

Joint and Survivor Life Income.      The Company will make monthly payments for a 10-year certain period, and after that as long as one or both individuals, upon whose lives income payments are based, is alive.

Limitations.    A Beneficiary who is a natural person may be paid under a Life Income Plan only if the payments depend on his or her life. A Beneficiary who is a non-natural person may be paid under a Life Income Plan only if the payments depend on the life of the Insured’s spouse or the Insured’s dependent.

Payment Frequency.     On request, payments will be made once every 3, 6 or 12 months instead of each month.

Other Selections.    The Company may offer additional income plans.

13.4	NAMING AND CHANGING OF BENEFICIARIES UNDER INCOME PLANS

For Income Plans Elected By Owner.    The Owner of the Policy may name and change the contingent beneficiaries and further payees of an income plan elected for surrender amounts. The Owner of the Policy may name the direct beneficiaries, contingent beneficiaries, and further payees of an income plan elected for the Life Insurance Benefit. If the Owner of the Policy elected an income plan, a Beneficiary may name and change any contingent beneficiaries and further payees of the Beneficiary’s share of the benefits only if:

•	the Beneficiary was the Owner of the Policy; or

•	no contingent beneficiary or further payee of that share is living.

For Income Plans Elected By Beneficiary.    If a Beneficiary elected the income plan, the Beneficiary may name and change any contingent beneficiaries and further payees of the Beneficiary’s share of the benefits.

ICC12.TT.EVUL.(0513)	27

13.5	SUCCESSION IN INTEREST OF BENEFICIARIES UNDER INCOME PLANS

Direct Beneficiary.    Amounts payable under an income plan will be payable to the direct beneficiary.

Contingent Beneficiaries.  At the death of the direct beneficiary, amounts payable under an income plan will be payable in equal shares to the contingent beneficiaries who survive and receive payment. Unless otherwise requested by the Owner, the contingent beneficiaries can elect to:

•	continue to receive the remaining period certain payments at the selected frequency;

•	receive the present value of the remaining period certain payments in one sum; or

•	apply the present value of the remaining period certain payments to a new Life Income Plan.

Further Payees.  At the death of all direct and contingent beneficiaries, the present value of any unpaid payments under an income plan will be paid in one sum:

•	in equal shares to the further payees who survive and receive payment; or

•	if no further payees survive and receive payment, to the estate of the last to die of all the direct beneficiaries, contingent beneficiaries and further payees.

Present value will be based on the rate of interest used to determine the amount of the payments.

13.6	INCOME PLAN RATES

Minimum Payment Rates.      Life Income Plan payments will be based on rates declared by the Company. These rates will provide at least as much income as would the Company’s rates, on the date that the income plan takes effect, for a single premium immediate annuity contract. Payments under these rates will not be less than the Minimum Payment Rate Tables.

The Life Income Plan payment rates in those tables depend on the sex and the adjusted age of each person on whose life the payments are based. The adjusted age is:

•	the age on the birthday that is nearest to the date on which the income plan takes effect; plus

•	the age adjustment shown below for the number of Policy years that have elapsed from the Policy Date to the date that the income plan takes effect. A part of a Policy year is counted as a full year.

POLICY YEARS ELAPSED	AGE ADJUST- MENT-	POLICY YEARS ELAPSED	AGE ADJUST- MENT
1 to 12	0	37 to 48	-3
13 to 24	-1	49 to 60	-4
25 to 36	-2	61 or more	-5

ICC12.TT.EVUL.(0513)	28

13.5	SUCCESSION IN INTEREST OF BENEFICIARIES UNDER INCOME PLANS

Direct Beneficiary.    Amounts payable under an income plan will be payable to the direct beneficiary.

Contingent Beneficiaries.    At the death of the direct beneficiary, amounts payable under an income plan will be payable in equal shares to the contingent beneficiaries who survive and receive payment. Unless otherwise requested by the Owner, the contingent beneficiaries can elect to:

•	continue to receive the remaining period certain payments at the selected frequency;

•	receive the present value of the remaining period certain payments in one sum; or

•	apply the present value of the remaining period certain payments to a new Life Income Plan.

Further Payees.  At the death of all direct and contingent beneficiaries, the present value of any unpaid payments under an income plan will be paid in one sum:

•	in equal shares to the further payees who survive and receive payment; or

•	if no further payees survive and receive payment, to the estate of the last to die of all the direct beneficiaries, contingent beneficiaries and further payees.

Present value will be based on the rate of interest used to determine the amount of the payments.

13.6	INCOME PLAN RATES

Minimum Payment Rates.    Life Income Plan payments will be based on rates declared by the Company. These rates will provide at least as much income as would the Company’s rates, on the date that the income plan takes effect, for a single premium immediate annuity contract. Payments under these rates will not be less than the Minimum Payment Rate Tables.

The Life Income Plan payment rates in those tables depend on the adjusted age of each person on whose life the payments are based. The adjusted age is:

•	the age on the birthday that is nearest to the date on which the income plan takes effect; plus

•	the age adjustment shown below for the number of Policy years that have elapsed from the Policy Date to the date that the income plan takes effect. A part of a Policy year is counted as a full year.

POLICY YEARS ELAPSED	AGE ADJUST- MENT-	POLICY YEARS ELAPSED	AGE ADJUST- MENT
1 to 12	0	37 to 48	-3
13 to 24	-1	49 to 60	-4
25 to 36	-2	61 or more	-5

ICC12.TT.EVUL.(0513)	28	(SN)

MINIMUM PAYMENT RATE TABLES

Minimum Monthly Income Payments per $1,000 of Proceeds

SINGLE LIFE INCOME PLAN

SINGLE LIFE MONTHLY PAYMENTS
MALE	CHOSEN PERIOD (YEARS)			FEMALE	CHOSEN PERIOD (YEARS)
ADJUSTED AGE*	ZERO	10	20	ADJUSTED AGE*	ZERO	10	20

55	$ 2.78	$ 2.76	$ 2.70	55	$ 2.67	$ 2.66	$ 2.61
56	2.85	2.83	2.76	56	2.73	2.72	2.67
57	2.92	2.90	2.82	57	2.80	2.79	2.73
58	3.00	2.98	2.89	58	2.88	2.86	2.80
59	3.09	3.06	2.96	59	2.96	2.94	2.86

60	3.18	3.15	3.03	60	3.04	3.02	2.93
61	3.28	3.24	3.10	61	3.13	3.10	3.00
62	3.38	3.33	3.18	62	3.22	3.19	3.07
63	3.48	3.43	3.26	63	3.32	3.28	3.15
64	3.60	3.54	3.34	64	3.42	3.38	3.23

65	3.72	3.65	3.42	65	3.53	3.49	3.31
66	3.85	3.77	3.50	66	3.65	3.60	3.39
67	3.99	3.90	3.58	67	3.78	3.71	3.47
68	4.14	4.04	3.66	68	3.91	3.84	3.55
69	4.31	4.18	3.74	69	4.06	3.97	3.63

70	4.48	4.34	3.82	70	4.22	4.11	3.71
71	4.68	4.50	3.90	71	4.39	4.26	3.79
72	4.88	4.67	3.97	72	4.57	4.42	3.86
73	5.11	4.85	4.03	73	4.77	4.59	3.93
74	5.35	5.04	4.09	74	4.98	4.77	4.00

75	5.62	5.24	4.15	75	5.22	4.96	4.06
76	5.91	5.45	4.19	76	5.48	5.16	4.11
77	6.23	5.67	4.23	77	5.76	5.36	4.16
78	6.58	5.89	4.26	78	6.07	5.57	4.21
79	6.95	6.11	4.29	79	6.41	5.78	4.24

80	7.37	6.33	4.31	80	6.78	6.00	4.27
81	7.83	6.56	4.33	81	7.20	6.22	4.30
82	8.32	6.77	4.34	82	7.65	6.43	4.32
83	8.87	6.98	4.35	83	8.15	6.64	4.33
84	9.47	7.17	4.35	84	8.69	6.85	4.34

85 and over	10.13	7.36	4.36	85 and over	9.29	7.04	4.35

JOINT AND SURVIVOR LIFE INCOME PLAN

JOINT AND SURVIVOR MONTHLY PAYMENTS (with 10 years certain)
MALE	FEMALE ADJUSTED AGE*
ADJUSTED AGE*	55	60	65	70	75	80	85 and over

55	$ 2.37	$ 2.50	$ 2.59	$ 2.66	$ 2.70	$ 2.73	$ 2.75
60	2.48	2.66	2.82	2.95	3.04	3.09	3.13
65	2.55	2.79	3.04	3.26	3.43	3.55	3.61
70	2.59	2.89	3.22	3.56	3.87	4.10	4.24
75	2.62	2.95	3.35	3.81	4.29	4.72	5.02
80	2.64	2.99	3.42	3.97	4.63	5.30	5.85
85 and over	2.65	3.01	3.46	4.06	4.84	5.71	6.52

*See Section 13.6

The amount of the payment for any other combination of ages will be furnished by the Company on request.

Monthly payment rates are based on 1.00% interest and the 2012 Individual Annuity Mortality Period Table with 125% of Projection Scale G2 and a 5.00% load. Mortality improvements are projected for 4 years plus the remaining life of the Annuitant.

ICC12.TT.EVUL.(0513)	29

MINIMUM PAYMENT RATE TABLES

Minimum Monthly Income Payments per $1,000 of Proceeds

SINGLE LIFE INCOME PLAN

SINGLE LIFE MONTHLY PAYMENTS
	CHOSEN PERIOD (YEARS)
ADJUSTED AGE*	ZERO	10	20

55	$ 2.69	$ 2.68	$ 2.63
56	2.75	2.74	2.69
57	2.82	2.81	2.75
58	2.90	2.88	2.82
59	2.99	2.96	2.88

60	3.07	3.05	2.95
61	3.16	3.13	3.02
62	3.25	3.22	3.09
63	3.35	3.31	3.17
64	3.46	3.41	3.25

65	3.07	3.52	3.33
66	3.69	3.63	3.41
67	3.82	3.75	3.49
68	3.96	3.88	3.57
69	4.11	4.01	3.65

70	4.27	4.16	3.73
71	4.45	4.31	3.81
72	4.63	4.47	3.88
73	4.84	4.64	3.95
74	5.05	4.82	4.02

75	5.30	5.02	4.08
76	5.57	5.22	4.13
77	5.85	5.42	4.17
78	6.17	5.63	4.22
79	6.55	5.85	4.25

80	6.90	6.07	4.28
81	7.33	6.29	4.31
82	7.78	6.50	4.32
83	8.29	6.71	4.33
84	8.85	6.91	4.34

85 and over	9.46	7.10	4.35

JOINT AND SURVIVOR LIFE INCOME PLAN

JOINT AND SURVIVOR MONTHLY PAYMENTS (with 10 years certain)
OLDER LIFE	YOUNGER LIFE ADJUSTED AGE*
ADJUSTED AGE*	55	60	65	70	75	80	85 and over

55	$ 2.37
60	2.48	$ 2.66
65	2.55	2.79	$ 3.04
70	2.59	2.89	3.22	$ 3.56
75	2.62	2.95	3.35	3.81	$ 4.29
80	2.64	2.99	3.42	3.97	4.63	$ 5.30
85 and over	2.65	3.01	3.46	4.06	4.84	5.71	$ 6.52

*See Section 13.6

The amount of the payment for any other combination of ages will be furnished by the Company on request.

Monthly payment rates are based on 1.00% interest and the 2012 Individual Annuity Mortality Period Table with 125% of Projection Scale G2 and a 5.00% load. Mortality improvements are projected for 4 years plus the remaining life of the Annuitant.

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It is recommended that you …

read your Policy.

notify your Northwestern Mutual agent or the Company at 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, of an address change.

call your Northwestern Mutual agent for information--particularly on a suggestion to terminate or exchange this Policy for any reason.

Important Notice Concerning Statements in the Application for Your Insurance

Please read the copy of the Application attached to this Policy. Omissions or misstatements in the Application could cause an otherwise valid claim to be denied. Carefully check the Application and write to the Company at 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, within ten days of delivery, if any information shown on it is not correct and complete, or if any past medical history or other information has been left out of the Application. The Application is part of the Policy, and the Policy was issued on the basis that the answers to all questions and the information shown on the Application are correct and complete.

Election of Trustees

The members of The Northwestern Mutual Life Insurance Company are its policyholders of insurance policies and deferred annuity contracts. The members exercise control through a Board of Trustees. Elections to the Board are held each year at the annual meeting of members. Members are entitled to vote in person or by proxy.

FLEXIBLE PREMIUM VARIABLE ADJUSTABLE LIFE INSURANCE POLICY

Participating

Insurance payable at death of Insured.

Flexible premiums.

Benefits reflect investment results.

Variable benefits described in Sections 1, 3, 6, 7 and 8.

THE AMOUNT OF THE DEATH BENEFIT, THE DURATION OF THE COVERAGE AND ALL VALUES THAT ARE BASED ON THE SEPARATE ACCOUNT ASSETS WILL INCREASE OR DECREASE WITH INVESTMENT EXPERIENCE. THERE IS NO GUARANTEED MINIMUM DEATH BENEFIT, EXCEPT AS PROVIDED BY THE DEATH BENEFIT GUARANTEE DESCRIBED IN SECTION 3.5 IF ELECTED AT ISSUE. THERE IS NO GUARANTEED MINIMUM CASH SURRENDER VALUE.

ICC12.TT.EVUL.(0513)